Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-269420) on Form S-8 of our report dated March 23, 2023, with respect to the consolidated financial statements of Eve Holding, Inc..

/s/ KPMG LLP

Miami, Florida

March 23, 2023